Exhibit 99.2

Preferred Investment Solutions Corp.

900 King Street, Suite 100

Rye Brook, NY 10573

Telephone: (914) 307-7000

Fax: (914) 307- 4045

August 18, 2006

Re: Futures Strategic Trust

Dear Investor:

Please be advised that effective October 31, 2006, Futures Strategic Trust (“FST”) will be allocating 100% of its assets to Bridgewater’s Aggressive Pure Alpha Program and will access the program through an investment in WMT III Series H/J Trading Vehicle, LLC. Graham Capital Management will no longer be managing any assets for FST.

This letter is a notice of the change and no action is required. However, if you’d like more information on the change please contact your Financial Advisor or alternatively you may contact Investor Services at 914.307.4000.

Best Regards,

/s/ Florence Sofer
Florence Sofer Director, Investor Services & Communication Kenmar Group Inc.